Exhibit 10.2
455 NORTH BERNARDO AVENUE
SECOND AMENDMENT TO OFFICE LEASE
THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of August 22, 2022 by and between BXP RESEARCH PARK LP, a Delaware limited partnership (“Landlord”), and NEUROPACE, INC., a Delaware corporation (“Tenant”).
R E C I T A L S
A.    Landlord and Tenant entered into that certain Office Lease dated August 24, 2011, as amended by that certain First Amendment to Office Lease dated as of May 24, 2018, and as amended by that certain Lease Modification Agreement dated as of April 30, 2020 (as amended, the “Original Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord a total of 52,528 rentable square feet of space (the “Premises”), located in that certain building located at 455 North Bernardo Avenue in Mountain View, California (the “Building”), as more particularly described in the Lease.
B.    Landlord and Tenant desire to: (i) renew the term of the Lease commencing on September 1, 2022 and extend the term of the Lease for the Premises for a period of seven (7) years and ten (10) months from such date, and (ii) make certain other modifications to the Original Lease, and in connection therewith Landlord and Tenant desire to amend the Original Lease on the terms and conditions contained herein.
A G R E E M E N T
NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. All capitalized terms not otherwise defined herein shall have the same meaning as is given such terms in the Original Lease. From and after the date hereof, all references in the Original Lease and herein to the “Lease” shall mean and refer to the Original Lease, as amended hereby.
2.    Second Extended Term. Landlord and Tenant acknowledge and agree that the Lease Term for the Premises is scheduled to expire on June 30, 2024 (the “Scheduled Expiration Date”) pursuant to the terms of the Original Lease. Landlord and Tenant have agreed, notwithstanding the foregoing, to renew the term of the Lease so that the “Second Extended Term” shall commence on September 1, 2022 (the “Second Extended Term Commencement Date”) and expire on June 30, 2030 (the “Second Extended Term Expiration Date”), unless sooner terminated or extended pursuant to the terms of the Lease. Effective upon the Second Extended Term Commencement Date, all references in the Lease to the “Term” or the “Lease Term” or the “Extended Term” shall mean and refer to the Extended Term, as extended by the Second Extended Term, where applicable.
3.    Option Term. Landlord and Tenant agree that the renewal option granted to Tenant in Section 5 of the First Amendment is hereby terminated. In connection with this Second Amendment, Landlord hereby grants to the originally named Tenant on the Original

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Lease and any Permitted Non-Transferee, one (1) option to extend the Second Extended Term for a period of five (5) years (the “Option Term”), on the terms set forth under Section 2.3 of the Original Lease, except that all references in such section to the “initial Lease Term” shall be deemed to mean the “Second Extended Term”.
4.    Base Rent. Notwithstanding anything to the contrary contained in the Original Lease, Section 3.1 of the First Amendment is hereby amended to provide that commencing on the Second Extended Term Commencement Date, and continuing throughout the Second Extended Term, Tenant shall pay Base Rent for the Premises in accordance with the following schedule:

Period During Second Extended Term	Annual Base Rent	Monthly Installment of Base Rent
September 1, 2022 - December 31, 2023	$2,773,478.40	$231,123.20
January 1, 2024 - December 31, 2024	$2,856,682.75	$238,056.90
January 1, 2025 - December 31, 2025	$2,942,383.23	$245,198.60
January 1, 2026 - December 31, 2026	$3,030,654.73	$252,554.56
January 1, 2027 - December 31, 2027	$3,121,574.37	$260,131.20
January 1, 2028 - December 31, 2028	$3,215,221.60	$267,935.13
January 1, 2029 - December 31, 2029	$3,311,678.25	$275,973.19
January 1, 2030 - June 30, 2030	$3,411,028.60	$284,252.38
5.    Abated Base Rent. Provided that Tenant is not then in material or monetary default of the Lease beyond applicable notice and cure periods, then during the first four (4) full calendar months of the Second Extended Term (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $924,492.80 (the “Abated Base Rent”). Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this Amendment, and for agreeing to pay the rental and performing the terms and conditions otherwise required under the Lease. If Tenant shall be in material or monetary default under the Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, and the Lease is terminated thereafter, then Landlord may at its option, by notice to Tenant, elect, in addition to any other remedies Landlord may have under the Lease, that Tenant shall immediately become obligated to pay to Landlord all unamortized Abated Base Rent (i.e., based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Second Extended Term Commencement Date and ending on the Second Extended Term Expiration Date).
6.    Modification of Letter of Credit. Landlord and Tenant acknowledge that, in accordance with Article 21 of the Lease, Landlord holds a Letter of Credit (“Letter of Credit”) from Tenant in the amount of Two Hundred Forty-Four Thousand Two Hundred Fifty-Five and 00/100 Dollars ($244,255.00) as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. In connection with this Second Amendment and effective

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as of the Second Extended Term Commencement Date, Tenant shall deliver to Landlord an amended Letter of Credit, which amendment revises the Final Expiration Date of the Letter of Credit to the date that is one hundred twenty (120) days after the expiration of the Second Extended Term (the “Final Expiration Date”).
7.    Condition of Premises. Tenant hereby acknowledges that Tenant is currently in possession of the Premises and that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project, or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, and Tenant shall continue to accept the Premises in its presently existing, “as-is” condition. Tenant hereby acknowledges and agrees that any improvements, alterations, additions or changes to the Premises (if any) performed by or on behalf of Tenant shall be completed pursuant to the terms and conditions of Article 8 of the Lease.
8.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that they know of no real estate broker or agent, other than T3 Advisors / Savills (the “Broker”), who is entitled to a commission in connection with this Second Amendment, which commission shall be paid by Landlord pursuant to the terms of a separate written agreement between Landlord and Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the Original Lease, as amended by this Second Amendment.
9.    No Further Modification. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Original Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.
10.    No Default. Tenant represents, warrants and covenants to Landlord that, to Tenant’s actual knowledge as of the date of this Second Amendment, Landlord is not in default of any of its obligations under the Original Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by Landlord. As of the date hereof, to Tenant’s actual knowledge, Tenant has no offsets, setoffs, rebates, concessions, claims or defenses against or with respect to the payment of Base Rent, Additional Rent or any other sums payable under the Lease, except as expressly provided in the Lease.
11.    Counterparts. This Second Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single agreement. The parties acknowledge and agree that they will accept faxed transmissions of, or electronically scanned and transmitted versions of, an original signature. In addition, the parties acknowledge and agree that they may conduct this transaction by electronic means and that this Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

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12.    Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Second Amendment and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants that Landlord is a duly formed and existing entity qualified to do business in California and that Landlord has full right and authority to execute and deliver this Amendment and that each person signing on behalf of Landlord is authorized to do so
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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year on which the last signatory below executes this Second Amendment.
“Landlord”:
BXP RESEARCH PARK LP,
a Delaware limited partnership
BY:    BXP CALIFORNIA GP LLC,
a Delaware limited liability company,
its general partner
BY:    BOSTON PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member
BY:    BOSTON PROPERTIES, INC.,
a Delaware corporation,
its general partner
BY:    /s/ Bob Pester
Name: Bob Pester
Title: EVP
BY:    BOSTON PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited partnership,
its Series A Limited Partner
BY:    BOSTON PROPERTIES, INC.,
a Delaware corporation,
its general partner
BY:    /s/ Bob Pester
Name: Bob Pester
Title: EVP
BY:    BP/DC PROPERTIES, INC.,
a Maryland corporation,
its Series B Limited Partner
BY: /s/ Bob Pester
Name: Bob Pester
Title: EVP
Date:     08/24/2022
“Tenant”:

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NEUROPACE, INC.,
a Delaware corporation
By:    /s/ Rebecca Kuhn
Name:    Rebecca Kuhn
Title:    CFO and Vice President
Date:    08/24/2022
By:    /s/ Irina Ridley
Name:    Irina Ridley
Title:    General Counsel
Date:    08/24/2022

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